Exhibit 99.1

FOR IMMEDIATE RELEASE	4714 Gettysburg Road Mechanicsburg, PA 17055 NYSE Symbol: SEM

Select Medical Holdings Corporation Announces Results

For Its Second Quarter Ended June 30, 2021 and Cash Dividend

MECHANICSBURG, PENNSYLVANIA — August 5, 2021 — Select Medical Holdings Corporation (“Select Medical,” “we,” “us,” or “our”) (NYSE: SEM) today announced results for its second quarter ended June 30, 2021 and the declaration of a cash dividend.

For the second quarter ended June 30, 2021, revenue increased 26.9% to $1,564.0 million, compared to $1,232.7 million for the same quarter, prior year. Income from operations increased 137.6% to $284.0 million for the second quarter ended June 30, 2021, compared to $119.5 million for the same quarter, prior year. Income from operations included $98.0 million of other operating income related to the recognition of payments received under the Provider Relief Fund for the second quarter ended June 30, 2021, compared to $55.0 million for the same quarter, prior year. Refer to “CARES Act Provider Relief Fund” for further discussion. Net income increased 190.7% to $196.2 million for the second quarter ended June 30, 2021, compared to $67.5 million for the same quarter, prior year. Net income included a pre-tax gain on sale of businesses of $0.3 million for the second quarter ended June 30, 2020. Adjusted EBITDA increased 91.3% to $342.0 million for the second quarter ended June 30, 2021, compared to $178.8 million for the same quarter, prior year. Earnings per common share increased to $1.22 for the second quarter ended June 30, 2021, compared to $0.39 for the same quarter, prior year. Adjusted earnings per common share was $1.22 for the second quarter ended June 30, 2021, compared to $0.38 for the same quarter, prior year. Adjusted earnings per common share excluded the gain on sale of businesses and its related tax effects for the second quarter ended June 30, 2020. The definition of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA are presented in table IX of this release. A reconciliation of earnings per common share to adjusted earnings per common share is presented in table X of this release.

For the six months ended June 30, 2021, revenue increased 17.5% to $3,110.5 million, compared to $2,647.4 million for the same period, prior year. Income from operations increased 95.8% to $486.0 million for the six months ended June 30, 2021, compared to $248.2 million for the same period, prior year. Income from operations included $114.1 million of other operating income related to the recognition of payments received under the Provider Relief Fund for the six months ended June 30, 2021, compared to $55.0 million for the same period, prior year. Refer to “CARES Act Provider Relief Fund” for further discussion. Net income increased 141.7% to $333.4 million for the six months ended June 30, 2021, compared to $137.9 million for the same period, prior year. Net income included a pre-tax gain on sale of businesses of $7.5 million for the six months ended June 30, 2020. Adjusted EBITDA increased 64.0% to $600.4 million for the six months ended June 30, 2021, compared to $366.1 million for the same period, prior year. Earnings per common share increased to $2.04 for the six months ended June 30, 2021, compared to $0.78 for the same period, prior year. Adjusted earnings per common share was $2.04 for the six months ended June 30, 2021, compared to $0.75 for the same period, prior year. Adjusted earnings per common share excluded the gain on sale of businesses and its related tax effects for the six months ended June 30, 2020. The definition of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA are presented in table IX of this release. A reconciliation of earnings per common share to adjusted earnings per common share is presented in table X of this release.

Please refer to “Effects of the COVID-19 Pandemic on Select Medical’s Results of Operations during the Three and Six Months Ended June 30, 2020 and 2021” below for further discussion regarding the impact of the coronavirus disease 2019 (“COVID-19”) pandemic on Select Medical’s operating results.

Company Overview

Select Medical is one of the largest operators of critical illness recovery hospitals, rehabilitation hospitals, outpatient rehabilitation clinics, and occupational health centers in the United States based on number of facilities. Select Medical’s reportable segments include the critical illness recovery hospital segment, the rehabilitation hospital segment, the outpatient rehabilitation segment, and the Concentra segment. As of June 30, 2021, Select Medical operated 99 critical illness recovery hospitals in 28 states, 30 rehabilitation hospitals in 12 states, and 1,833 outpatient rehabilitation clinics in 38 states and the District of Columbia. Select Medical’s joint venture subsidiary Concentra operated 518 occupational health centers in 41 states. At June 30, 2021, Select Medical had operations in 46 states and the District of Columbia. Information about Select Medical is available at www.selectmedical.com.

CARES Act Provider Relief Fund

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was enacted. The CARES Act provided additional waivers, reimbursement, grants and other funds to assist health care providers during the COVID-19 pandemic, including $100.0 billion in appropriations for the Public Health and Social Services Emergency Fund, also referred to as the Provider Relief Fund, to be used for preventing, preparing, and responding to COVID-19, and for reimbursing eligible health care providers for health care related expenses and lost revenues that are attributable to COVID-19.

Select Medical recognized $98.0 million and $114.1 million of payments received under the Provider Relief Fund as other operating income during the three and six months ended June 30, 2021. Select Medical recognized $55.0 million of payments received under the Provider Relief Fund as other operating income during both the three and six months ended June 30, 2020.

Critical Illness Recovery Hospital Segment

For the second quarter ended June 30, 2021, revenue for the critical illness recovery hospital segment increased 4.7% to $544.1 million, compared to $519.6 million for the same quarter, prior year. Adjusted EBITDA for the critical illness recovery hospital segment was $72.9 million for the second quarter ended June 30, 2021, compared to $89.7 million for the same quarter, prior year. The Adjusted EBITDA margin for the critical illness recovery hospital segment was 13.4% for the second quarter ended June 30, 2021, compared to 17.3% for the same quarter, prior year. Certain critical illness recovery hospital key statistics are presented in table VII of this release for both the second quarters ended June 30, 2021 and 2020.

For the six months ended June 30, 2021, revenue for the critical illness recovery hospital segment increased 11.6% to $1,138.9 million, compared to $1,020.1 million for the same period, prior year. Adjusted EBITDA for the critical illness recovery hospital segment increased 4.4% to $186.2 million for the six months ended June 30, 2021, compared to $178.3 million for the same period, prior year. For the six months ended June 30, 2021, Adjusted EBITDA included $17.9 million of other operating income related to the outcome of litigation with the Centers for Medicare & Medicaid Services. The Adjusted EBITDA margin for the critical illness recovery hospital segment was 16.3% for the six months ended June 30, 2021, compared to 17.5% for the same period, prior year. Certain critical illness recovery hospital key statistics are presented in table VIII of this release for both the six months ended June 30, 2021 and 2020.

Rehabilitation Hospital Segment

For the second quarter ended June 30, 2021, revenue for the rehabilitation hospital segment increased 26.1% to $212.7 million, compared to $168.7 million for the same quarter, prior year. Adjusted EBITDA for the rehabilitation hospital segment increased 83.9% to $50.8 million for the second quarter ended June 30, 2021, compared to $27.6 million for the same quarter, prior year. The Adjusted EBITDA margin for the rehabilitation hospital segment was 23.9% for the second quarter ended June 30, 2021, compared to 16.4% for the same quarter, prior year. Certain rehabilitation hospital key statistics are presented in table VII of this release for both the second quarters ended June 30, 2021 and 2020.

For the six months ended June 30, 2021, revenue for the rehabilitation hospital segment increased 19.9% to $420.5 million, compared to $350.7 million for the same period, prior year. Adjusted EBITDA for the rehabilitation hospital segment increased 53.1% to $101.3 million for the six months ended June 30, 2021, compared to $66.2 million for the same period, prior year. The Adjusted EBITDA margin for the rehabilitation hospital segment was 24.1% for the six months ended June 30, 2021, compared to 18.9% for the same period, prior year. Certain rehabilitation hospital key statistics are presented in table VIII of this release for both the six months ended June 30, 2021 and 2020.

Outpatient Rehabilitation Segment

For the second quarter ended June 30, 2021, revenue for the outpatient rehabilitation segment increased 67.8% to $280.4 million, compared to $167.1 million for the same quarter, prior year. Adjusted EBITDA for the outpatient rehabilitation segment was $45.6 million for the second quarter ended June 30, 2021, compared to Adjusted EBITDA losses of $6.3 million for the same quarter, prior year. The Adjusted EBITDA margin for the outpatient rehabilitation segment was 16.3% for the second quarter ended June 30, 2021, compared to (3.8)% for the same quarter, prior year. Certain outpatient rehabilitation key statistics are presented in table VII of this release for both the second quarters ended June 30, 2021 and 2020.

For the six months ended June 30, 2021, revenue for the outpatient rehabilitation segment increased 26.0% to $532.4 million, compared to $422.4 million for the same period, prior year. Adjusted EBITDA for the outpatient rehabilitation segment increased to $72.0 million for the six months ended June 30, 2021, compared to $20.8 million for the same period, prior year. The Adjusted EBITDA margin for the outpatient rehabilitation segment was 13.5% for the six months ended June 30, 2021, compared to 4.9% for the same period, prior year. Certain outpatient rehabilitation key statistics are presented in table VIII of this release for both the six months ended June 30, 2021 and 2020.

Concentra Segment

For the second quarter ended June 30, 2021, revenue for the Concentra segment increased 46.1% to $456.4 million, compared to $312.3 million for the same quarter, prior year. Adjusted EBITDA for the Concentra segment increased to $137.1 million for the second quarter ended June 30, 2021, compared to $41.5 million for the same quarter, prior year. Adjusted EBITDA included other operating income of $32.3 million related to the recognition of payments received under the Provider Relief Fund for the second quarter ended June 30, 2021, compared to $0.8 million for the same quarter, prior year. The Adjusted EBITDA margin for the Concentra segment was 30.0% for the second quarter ended June 30, 2021, compared to 13.3% for the same quarter, prior year. Certain Concentra key statistics are presented in table VII of this release for both the second quarters ended June 30, 2021 and 2020.

For the six months ended June 30, 2021, revenue for the Concentra segment increased 23.7% to $879.2 million, compared to $710.9 million for the same period, prior year. Adjusted EBITDA for the Concentra segment increased to $219.1 million for the six months ended June 30, 2021, compared to $103.0 million for the same period, prior year. Adjusted EBITDA included other operating income of $32.3 million related to the recognition of payments received under the Provider Relief Fund for the six months ended June 30, 2021, compared to $0.8 million for the same period, prior year. The Adjusted EBITDA margin for the Concentra segment was 24.9% for the six months ended June 30, 2021, compared to 14.5% for the same period, prior year. Certain Concentra key statistics are presented in table VIII of this release for both the six months ended June 30, 2021 and 2020.

Effects of the COVID-19 Pandemic on Select Medical’s Results of Operations during the Three and Six Months Ended June 30, 2020 and 2021

Beginning in March 2020, state governments placed significant restrictions on businesses and mandated closures of non-essential or non-life sustaining businesses, causing many employers to furlough their workforce and temporarily cease or significantly reduce their operations. State governments also implemented restrictions on travel and individual activities outside of the home, closed schools, and mandated other social distancing measures. At the same time, hospitals and other facilities began suspending elective surgeries. In an effort to ensure hospitals and health systems had the capacity to absorb and effectively manage surges of COVID-19 patients, a number of waivers and modifications of certain requirements under the Medicare, Medicaid and Children’s Health Insurance Program (“CHIP”) programs were authorized in March 2020, including certain regulations under the Medicare program which govern admissions into Select Medical’s critical illness recovery hospitals and rehabilitation hospitals. Specifically, Select Medical’s critical illness recovery hospitals which are certified as long-term care hospitals (“LTCHs”) became exempt from the greater-than-25-day average length of stay requirement for all cost reporting periods that include the COVID-19 public health emergency period. Select Medical’s rehabilitation hospitals which are certified as inpatient rehabilitation facilities (“IRFs”) could exclude patients admitted solely to respond to the emergency from the calculation of the “60 percent rule” thresholds to receive payment as an IRF. The COVID-19 public health emergency period has been extended and is currently in effect through October 17, 2021.

The adverse effects of the COVID-19 pandemic, along with the actions of governmental authorities and those in the private sector to limit the spread of COVID-19, caused disruptions in each of Select Medical’s segments; these disruptions were most significant within the outpatient rehabilitation and Concentra segments. By mid-March 2020, Select Medical’s outpatient rehabilitation clinics began experiencing significantly less patient visit volume due to declines in patient referrals from physicians, a reduction in workers’ compensation injury visits resulting from the temporary closure of businesses, and the suspension of elective surgeries which would have required outpatient rehabilitation services. Select Medical’s Concentra centers experienced similar declines in patient visit volume due to businesses furloughing their workforce and temporarily ceasing or significantly reducing their operations. Since March 2021, Select Medical’s outpatient rehabilitation clinics and Concentra centers have experienced patient visit volumes which approximate or exceed the levels experienced in the months prior to the widespread emergence of COVID-19 in the United States. Although they have experienced temporary disruptions in their core businesses as a result of the COVID-19 pandemic, Select Medical’s outpatient rehabilitation and Concentra segments have been able to expand their services to provide COVID-19 screening and testing.

Select Medical’s critical illness recovery hospitals have played a critical role in caring for patients during the COVID-19 pandemic, and the relaxation of certain admission restrictions have contributed to volume increases in certain of its hospitals. The revenue of Select Medical’s critical illness recovery hospitals and rehabilitation hospitals has also benefited from the temporary suspension of the 2.0% cut to Medicare payments due to sequestration, which began May 1, 2020 following the enactment of the CARES Act, and has been extended through December 31, 2021. Certain of Select Medical’s rehabilitation hospitals experienced temporary declines in patient volume, beginning in March 2020, in areas more significantly impacted by the spread of COVID-19, and as a result of the suspension of elective surgeries at hospitals and other facilities, which consequently reduced the demand for inpatient rehabilitation services. Additionally, some of Select Medical’s rehabilitation hospitals temporarily restricted admissions as a result of the COVID-19 pandemic. Beginning at the onset of the COVID-19 pandemic, both Select Medical’s critical illness recovery hospitals and rehabilitation hospitals modified certain of their protocols in order to follow the guidelines and recommendations for patient treatment and for the protection of their patients and staff members. This has resulted in increased labor costs, including increased contracted labor usage, as well as additional costs resulting from the purchase of personal protective equipment.

The unpredictable effects of the COVID-19 pandemic, including the duration and extent of disruption on Select Medical’s operations, creates uncertainties about Select Medical’s future operating results and financial condition. Select Medical has provided revenue and certain operating statistics below for each of its segments for each of the periods presented. Please refer to our risk factors previously reported in our Annual Report on Form 10-K for the year ended December 31, 2020 for further discussion.

	Critical Illness Recovery Hospital
	Revenue			Patient Days			Occupancy Rate			Number of Hospitals Owned(1)
	2019	2020	2021	2019	2020	2021	2019	2020	2021	2019	2020	2021
	(in thousands)
January	$149,799	$163,238	$199,611	86,238	90,783	100,933	69%	69%	75%	96	100	99
February	145,586	165,375	190,703	80,806	87,844	92,036	71%	72%	75%	96	100	99
March	162,149	171,908	204,558	91,085	91,831	100,149	73%	70%	74%	96	100	99
Three Months Ended March 31	$457,534	$500,521	$594,872	258,129	270,458	293,118	71%	70%	75%	96	100	99

April	$156,231	$171,445	$185,934	88,357	90,710	91,506	70%	71%	70%	99	100	99
May	156,422	178,223	183,471	89,350	95,191	93,708	69%	72%	70%	99	100	99
June	148,490	169,958	174,654	85,153	90,988	87,767	68%	71%	68%	99	100	99
Three Months Ended June 30	$461,143	$519,626	$544,059	262,860	276,889	272,981	69%	72%	69%	99	100	99
Six Months Ended June 30	$918,677	$1,020,147	$1,138,931	520,989	547,347	566,099	70%	71%	72%	99	100	99

	Rehabilitation Hospital
	Revenue			Patient Days			Occupancy Rate			Number of Hospitals Owned(1)
	2019	2020	2021	2019	2020	2021	2019	2020	2021	2019	2020	2021
	(in thousands)
January	$50,615	$61,673	$68,297	27,434	32,111	34,404	74%	79%	82%	17	19	20
February	48,080	60,690	64,202	25,442	31,813	32,178	76%	84%	84%	17	19	20
March	55,863	59,656	75,305	29,940	30,644	35,857	78%	76%	85%	18	19	20
Three Months Ended March 31	$154,558	$182,019	$207,804	82,816	94,568	102,439	76%	79%	84%	18	19	20

April	$51,991	$45,878	$70,295	28,266	23,553	34,861	76%	61%	85%	18	19	20
May	56,019	57,815	71,190	29,730	29,787	35,604	75%	73%	84%	19	19	20
June	52,364	64,974	71,181	28,529	30,741	34,483	73%	78%	84%	19	19	20
Three Months Ended June 30	$160,374	$168,667	$212,666	86,525	84,081	104,948	75%	71%	85%	19	19	20
Six Months Ended June 30	$314,932	$350,686	$420,470	169,341	178,649	207,387	76%	75%	84%	19	19	20

	Outpatient Rehabilitation
	Revenue			Visits			Working Days(2)
	2019	2020	2021	2019	2020	2021	2019	2020	2021
	(in thousands)
January	$83,185	$90,924	$76,763	687,007	757,171	625,964	22	22	20
February	78,573	88,239	77,063	658,610	739,061	641,942	20	20	20
March	85,147	76,086	98,135	708,866	626,433	832,248	21	22	23
Three Months Ended March 31	$246,905	$255,249	$251,961	2,054,483	2,122,665	2,100,154	63	64	63

April	$90,230	$49,084	$95,251	762,914	386,108	810,314	22	22	22
May	90,272	51,186	89,030	759,829	409,703	758,773	22	20	20
June	81,389	66,868	96,128	680,762	546,456	835,774	20	22	22
Three Months Ended June 30	$261,891	$167,138	$280,409	2,203,505	1,342,267	2,404,861	64	64	64
Six Months Ended June 30	$508,796	$422,387	$532,370	4,257,988	3,464,932	4,505,015	127	128	127

	Concentra
	Revenue			Visits			Working Days(2)
	2019	2020	2021	2019	2020	2021	2019	2020	2021
	(in thousands)
January	$133,507	$141,236	$127,103	985,598	1,032,069	867,793	22	22	20
February	126,309	133,690	132,349	919,065	965,741	869,910	20	20	20
March	136,505	123,609	163,388	1,006,944	879,585	1,057,871	21	22	23
Three Months Ended March 31	$396,321	$398,535	$422,840	2,911,607	2,877,395	2,795,574	63	64	63

April	$140,050	$91,178	$152,143	1,040,543	610,555	999,622	22	22	22
May	143,183	99,228	142,228	1,073,763	674,629	956,250	22	20	20
June	130,218	121,932	162,001	988,783	865,896	1,074,206	20	22	22
Three Months Ended June 30	$413,451	$312,338	$456,372	3,103,089	2,151,080	3,030,078	64	64	64
Six Months Ended June 30	$809,772	$710,873	$879,212	6,014,696	5,028,475	5,825,652	127	128	127

(1)            Represents the number of hospitals owned at the end of each period presented.

(2)            Represents the number of days in which normal business operations were conducted during the periods presented.

Stock Repurchase Program

The board of directors of Select Medical has authorized a common stock repurchase program to repurchase up to $500.0 million worth of shares of its common stock. The program has been extended until December 31, 2021, and will remain in effect until then, unless further extended or earlier terminated by the board of directors. Stock repurchases under this program may be made in the open market or through privately negotiated transactions, and at times and in such amounts as Select Medical deems appropriate. Select Medical funds this program with cash on hand and borrowings under its revolving credit facility.

Select Medical did not repurchase shares during the quarter ended June 30, 2021. Since the inception of the program through June 30, 2021, Select Medical has repurchased 38,580,908 shares at a cost of approximately $356.6 million, or $9.24 per share, which includes transaction costs.

Dividend

On August 4, 2021, Select Medical’s board of directors declared a cash dividend of $0.125 per share. The dividend will be payable on or about August 30, 2021 to stockholders of record as of the close of business on August 18, 2021.

There is no assurance that future dividends will be declared. The declaration and payment of dividends in the future are at the discretion of Select Medical’s board of directors after taking into account various factors, including, but not limited to, our financial condition, operating results, available cash and current and anticipated cash needs, the terms of Select Medical’s indebtedness, and other factors Select Medical’s board of directors may deem to be relevant.

Financing Transactions

On June 2, 2021, Select Medical entered into Amendment No. 5 to its senior secured credit agreement which, among other things, increased the aggregate commitments available under its revolving credit facility from $450.0 million to $650.0 million, including a $125.0 million sublimit for the issuance of standby letters of credit.

On June 2, 2021, Concentra Inc. terminated its first lien credit agreement. The first lien credit agreement provided for commitments of $100.0 million under a revolving credit facility, which was set to mature on March 1, 2022.

Business Outlook

Select Medical is updating its business outlook for 2021 following the reporting of its second quarter 2021 results. Select Medical now expects revenue for the full year of 2021 to be in the range of $5.85 billion to $6.05 billion and Adjusted EBITDA for the full year of 2021 to be in the range of $970.0 million to $1.0 billion. Select Medical now expects fully diluted earnings per common share for the full year of 2021 to be in the range of $2.91 to $3.08. A reconciliation of net income to Adjusted EBITDA for the full year of 2021 is presented in table XI of this release.

Select Medical reaffirms its target compound annual growth rates, provided most recently in its May 6, 2021 press release, for revenue, Adjusted EBITDA, and earnings per common share. Select Medical continues to expect its compound annual growth for revenue to be in the range of 4% to 6% and compound annual growth for Adjusted EBITDA to be in the range of 7% to 8% from 2021 through 2023. Select Medical continues to expect compound annual growth for earnings per common share to be in the range of 17% to 20% from 2021 through 2023.

Conference Call

Select Medical will host a conference call regarding its second quarter results, as well as its business outlook and the impact of the COVID-19 pandemic on each of its reportable segments, on Friday, August 6, 2021, at 9:00am ET. The domestic dial in number for the call is 1-866-440-2669. The international dial in number is 1-409-220-9844. The conference ID for the call is 5819078. The conference call will be webcast simultaneously and can be accessed at Select Medical Holdings Corporation’s website www.selectmedicalholdings.com.

For those unable to participate in the conference call, a replay will be available until 12:00pm ET, August 13, 2021. The replay number is 1-855-859-2056 (domestic) or 1-404-537-3406 (international). The conference ID for the replay will be 5819078. The replay can also be accessed at Select Medical Holdings Corporation’s website, www.selectmedicalholdings.com.

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), including statements related to Select Medical’s 2021 and long-term business outlook. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements due to factors including the following:

•	developments related to the COVID-19 pandemic including, but not limited to, the duration and severity of the pandemic, additional measures taken by government authorities and the private sector to limit the spread of COVID-19, and further legislative and regulatory actions which impact healthcare providers, including actions that may impact the Medicare program;

•	changes in government reimbursement for our services and/or new payment policies may result in a reduction in revenue, an increase in costs, and a reduction in profitability;

•	the failure of our Medicare-certified long term care hospitals or inpatient rehabilitation facilities to maintain their Medicare certifications may cause our revenue and profitability to decline;

•	the failure of our Medicare-certified long term care hospitals and inpatient rehabilitation facilities operated as “hospitals within hospitals” to qualify as hospitals separate from their host hospitals may cause our revenue and profitability to decline;

•	a government investigation or assertion that we have violated applicable regulations may result in sanctions or reputational harm and increased costs;

•	acquisitions or joint ventures may prove difficult or unsuccessful, use significant resources or expose us to unforeseen liabilities;

•	our plans and expectations related to our acquisitions and our ability to realize anticipated synergies;

•	private third-party payors for our services may adopt payment policies that could limit our future revenue and profitability;

•	the failure to maintain established relationships with the physicians in the areas we serve could reduce our revenue and profitability;

•	shortages in qualified nurses, therapists, physicians, or other licensed providers, or the inability to attract or retain healthcare professionals due to the heightened risk of infection related to the COVID-19 pandemic, could increase our operating costs significantly or limit our ability to staff our facilities;

•	competition may limit our ability to grow and result in a decrease in our revenue and profitability;

•	the loss of key members of our management team could significantly disrupt our operations;

•	the effect of claims asserted against us could subject us to substantial uninsured liabilities;

•	a security breach of our or our third-party vendors’ information technology systems may subject us to potential legal and reputational harm and may result in a violation of the Health Insurance Portability and Accountability Act of 1996 or the Health Information Technology for Economic and Clinical Health Act; and

•	other factors discussed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), including factors discussed under the heading “Risk Factors” of the quarterly reports on Form 10-Q and of the annual report on Form 10-K for the year ended December 31, 2020.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance.

Investor inquiries:

Joel T. Veit

Senior Vice President and Treasurer

717-972-1100

ir@selectmedical.com

SOURCE: Select Medical Holdings Corporation

I. Condensed Consolidated Statements of Operations

For the Three Months Ended June 30, 2020 and 2021

(In thousands, except per share amounts, unaudited)

	2020	2021	% Change
Revenue	$1,232,718	$1,564,020	26.9%
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	1,082,456	1,291,448	19.3
General and administrative	33,461	35,737	6.8
Depreciation and amortization	52,271	50,954	(2.5)
Total costs and expenses	1,168,188	1,378,139	18.0
Other operating income	54,988	98,087	N/M
Income from operations	119,518	283,968	137.6
Other income and expense:
Equity in earnings of unconsolidated subsidiaries	8,324	11,809	41.9
Gain on sale of businesses	346	—	N/M
Interest expense	(37,366)	(33,888)	(9.3)
Income before income taxes	90,822	261,889	188.4
Income tax expense	23,336	65,681	181.5
Net income	67,486	196,208	190.7
Less: Net income attributable to non-controlling interests	15,836	31,314	97.7
Net income attributable to Select Medical	$51,650	$164,894	219.3%
Basic and diluted earnings per common share:(1)	$0.39	$1.22

(1)	Refer to table III for calculation of earnings per common share.

N/M	Not meaningful.

II. Condensed Consolidated Statements of Operations

For the Six Months Ended June 30, 2020 and 2021

(In thousands, except per share amounts, unaudited)

	2020	2021	% Change
Revenue	$2,647,350	$3,110,483	17.5%
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	2,282,827	2,584,897	13.2
General and administrative	67,292	71,140	5.7
Depreciation and amortization	104,023	100,574	(3.3)
Total costs and expenses	2,454,142	2,756,611	12.3
Other operating income	54,988	132,108	N/M
Income from operations	248,196	485,980	95.8
Other income and expense:
Equity in earnings of unconsolidated subsidiaries	10,912	21,728	99.1
Gain on sale of businesses	7,547	—	N/M
Interest income	—	4,749	N/M
Interest expense	(83,473)	(68,290)	(18.2)
Income before income taxes	183,182	444,167	142.5
Income tax expense	45,248	110,745	144.8
Net income	137,934	333,422	141.7
Less: Net income attributable to non-controlling interests	33,159	57,982	74.9
Net income attributable to Select Medical	$104,775	$275,440	162.9%
Basic and diluted earnings per common share:(1)	$0.78	$2.04

(1)	Refer to table III for calculation of earnings per common share.

N/M	Not meaningful.

III. Earnings per Share

For the Three and Six Months Ended June 30, 2020 and 2021

(In thousands, except per share amounts, unaudited)

Select Medical’s capital structure includes common stock and unvested restricted stock awards. To compute earnings per share (“EPS”), Select Medical applies the two-class method because its unvested restricted stock awards are participating securities which are entitled to participate equally with its common stock in undistributed earnings.

The following table sets forth the net income attributable to Select Medical, its common shares outstanding, and its participating securities outstanding for the three and six months ended June 30, 2020 and 2021:

	Basic and Diluted EPS
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2021	2020	2021
	(in thousands)
Net income	$67,486	$196,208	$137,934	$333,422
Less: net income attributable to non-controlling interests	15,836	31,314	33,159	57,982
Net income attributable to Select Medical	51,650	164,894	104,775	275,440
Less: net income attributable to participating securities	1,778	5,560	3,596	9,250
Net income attributable to common shares	$49,872	$159,334	$101,179	$266,190

The following tables set forth the computation of EPS under the two-class method for the three and six months ended June 30, 2020 and 2021:

	Three Months Ended June 30,
	2020			2021
	Net Income Allocation	Shares(1)	Basic and Diluted EPS	Net Income Allocation	Shares(1)	Basic and Diluted EPS
Common shares	$49,872	129,319	$0.39	$159,334	130,396	$1.22
Participating securities	1,778	4,610	$0.39	5,560	4,550	$1.22
Total	$51,650			$164,894

	Six Months Ended June 30,
	2020			2021
	Net Income Allocation	Shares(1)	Basic and Diluted EPS	Net Income Allocation	Shares(1)	Basic and Diluted EPS
Common shares	$101,179	129,479	$0.78	$266,190	130,362	$2.04
Participating securities	3,596	4,602	$0.78	9,250	4,530	$2.04
Total	$104,775			$275,440

(1)	Represents the weighted average share count outstanding during the period.

IV. Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	December 31, 2020	June 30, 2021
Assets
Current Assets:
Cash and cash equivalents	$577,061	$803,493
Accounts receivable	896,763	931,179
Other current assets	120,176	133,498
Total Current Assets	1,594,000	1,868,170
Operating lease right-of-use assets	1,032,217	1,053,331
Property and equipment, net	943,420	928,226
Goodwill	3,379,014	3,391,040
Identifiable intangible assets, net	387,541	380,302
Other assets	319,207	335,310
Total Assets	$7,655,399	$7,956,379
Liabilities and Equity
Current Liabilities:
Payables and accruals	$800,918	$917,181
Government advances	321,807	251,272
Unearned government assistance	82,607	4,099
Current operating lease liabilities	220,413	224,868
Current portion of long-term debt and notes payable	12,621	11,608
Total Current Liabilities	1,438,366	1,409,028
Non-current operating lease liabilities	875,367	893,478
Long-term debt, net of current portion	3,389,398	3,386,214
Non-current deferred tax liability	132,421	123,559
Other non-current liabilities	168,703	172,656
Total Liabilities	6,004,255	5,984,935
Redeemable non-controlling interests	398,171	521,552
Total equity	1,252,973	1,449,892
Total Liabilities and Equity	$7,655,399	$7,956,379

V. Condensed Consolidated Statements of Cash Flows

For the Three Months Ended June 30, 2020 and 2021

(In thousands, unaudited)

	2020	2021
Operating activities
Net income	$67,486	$196,208
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions from unconsolidated subsidiaries	2,744	7,751
Depreciation and amortization	52,271	50,954
Provision for expected credit losses	54	145
Equity in earnings of unconsolidated subsidiaries	(8,324)	(11,809)
Loss (gain) on sale of assets and businesses	(542)	422
Stock compensation expense	6,963	7,099
Amortization of debt discount, premium and issuance costs	540	552
Deferred income taxes	(12,780)	(7,426)
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	67,107	28,391
Other current assets	686	(8,431)
Other assets	9,256	(12,945)
Accounts payable and accrued expenses	61,726	45,288
Government advances	316,992	(73,703)
Unearned government assistance	45,505	(97,716)
Income taxes	32,330	(1,642)
Net cash provided by operating activities	642,014	123,138
Investing activities
Business combinations, net of cash acquired	(128)	(3,767)
Purchases of property and equipment	(32,045)	(36,723)
Investment in businesses	(4,901)	(4,614)
Proceeds from sale of assets and businesses	1,171	9,444
Net cash used in investing activities	(35,903)	(35,660)
Financing activities
Borrowings on revolving facilities	10,000	—
Payments on revolving facilities	(175,000)	—
Borrowings of other debt	25,000	—
Principal payments on other debt	(27,634)	(5,972)
Dividends paid to common stockholders	—	(16,876)
Repurchase of common stock	(724)	(1,610)
Proceeds from issuance of non-controlling interests	7	5,688
Distributions to and purchases of non-controlling interests	(1,186)	(15,489)
Net cash used in financing activities	(169,537)	(34,259)
Net increase in cash and cash equivalents	436,574	53,219
Cash and cash equivalents at beginning of period	73,163	750,274
Cash and cash equivalents at end of period	$509,737	$803,493
Supplemental information
Cash paid for interest	$18,239	$14,485
Cash paid for taxes	3,785	74,751

VI. Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2020 and 2021

(In thousands, unaudited)

	2020	2021
Operating activities
Net income	$137,934	$333,422
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions from unconsolidated subsidiaries	11,223	19,384
Depreciation and amortization	104,023	100,574
Provision for expected credit losses	253	212
Equity in earnings of unconsolidated subsidiaries	(10,912)	(21,728)
Loss (gain) on sale of assets and businesses	(7,881)	494
Stock compensation expense	13,866	13,808
Amortization of debt discount, premium and issuance costs	1,093	1,095
Deferred income taxes	(3,416)	(8,323)
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	13,179	(31,751)
Other current assets	713	(12,856)
Other assets	11,504	(11,984)
Accounts payable and accrued expenses	8,279	89,915
Government advances	316,992	(73,703)
Unearned government assistance	45,505	(78,509)
Income taxes	43,743	42,976
Net cash provided by operating activities	686,098	363,026
Investing activities
Business combinations, net of cash acquired	(6,961)	(10,081)
Purchases of property and equipment	(71,253)	(76,442)
Investment in businesses	(14,749)	(11,185)
Proceeds from sale of assets and businesses	12,401	9,463
Net cash used in investing activities	(80,562)	(88,245)
Financing activities
Borrowings on revolving facilities	470,000	—
Payments on revolving facilities	(470,000)	—
Payments on term loans	(39,843)	—
Borrowings of other debt	31,487	8,915
Principal payments on other debt	(35,733)	(15,314)
Dividends paid to common stockholders	—	(16,876)
Repurchase of common stock	(9,415)	(1,610)
Proceeds from issuance of non-controlling interests	1,686	5,688
Distributions to and purchases of non-controlling interests	(13,660)	(29,152)
Purchase of membership interests of Concentra Group Holdings Parent	(366,203)	—
Net cash used in financing activities	(431,681)	(48,349)
Net increase in cash and cash equivalents	173,855	226,432
Cash and cash equivalents at beginning of period	335,882	577,061
Cash and cash equivalents at end of period	$509,737	$803,493
Supplemental information
Cash paid for interest	$86,124	$66,955
Cash paid for taxes	4,920	76,094

VII. Key Statistics

For the Three Months Ended June 30, 2020 and 2021

(unaudited)

	2020	2021	% Change
Critical Illness Recovery Hospital
Number of hospitals – end of period(a)	101	99
Revenue (,000)	$519,626	$544,059	4.7%
Number of patient days(b)(c)	276,889	272,981	(1.4)%
Number of admissions(b)(d)	9,167	9,026	(1.5)%
Revenue per patient day(b)(e)	$1,867	$1,986	6.4%
Adjusted EBITDA (,000)	$89,743	$72,904	(18.8)%
Adjusted EBITDA margin	17.3%	13.4%
Rehabilitation Hospital
Number of hospitals – end of period(a)	29	30
Revenue (,000)	$168,667	$212,666	26.1%
Number of patient days(b)(c)	84,081	104,948	24.8%
Number of admissions(b)(d)	5,713	7,360	28.8%
Revenue per patient day(b)(e)	$1,831	$1,849	1.0%
Adjusted EBITDA (,000)	$27,605	$50,768	83.9%
Adjusted EBITDA margin	16.4%	23.9%
Outpatient Rehabilitation
Number of clinics – end of period(a)	1,757	1,833
Revenue (,000)	$167,138	$280,409	67.8%
Number of visits(b)(f)	1,342,267	2,404,861	79.2%
Revenue per visit(b)(g)	$106	$102	(3.8)%
Adjusted EBITDA (,000)	$(6,282)	$45,633	N/M
Adjusted EBITDA margin	(3.8)%	16.3%
Concentra
Number of centers – end of period(b)	522	518
Revenue (,000)	$312,338	$456,372	46.1%
Number of visits(b)(f)	2,151,080	3,030,078	40.9%
Revenue per visit(b)(g)	$124	$125	0.8%
Adjusted EBITDA (,000)	$41,497	$137,060	230.3%
Adjusted EBITDA margin	13.3%	30.0%

(a)	Includes managed locations.

(b)	Excludes managed locations. For purposes of the Concentra segment, onsite clinics and community-based outpatient clinics are excluded.

(c)	Each patient day represents one patient occupying one bed for one day during the periods presented.

(d)	Represents the number of patients admitted to Select Medical’s hospitals during the periods presented.

(e)	Represents the average amount of revenue recognized for each patient day. Revenue per patient day is calculated by dividing patient service revenues, excluding revenues from certain other ancillary and outpatient services provided at Select Medical’s hospitals, by the total number of patient days.

(f)	Represents the number of visits in which patients were treated at Select Medical’s outpatient rehabilitation clinics and Concentra centers during the periods presented.

(g)	Represents the average amount of revenue recognized for each patient visit. Revenue per visit is calculated by dividing patient service revenue, excluding revenues from certain other ancillary services, by the total number of visits. For purposes of this computation for the Concentra segment, patient service revenue does not include onsite clinics and community-based outpatient clinics.

VIII. Key Statistics

For the Six Months Ended June 30, 2020 and 2021

(unaudited)

	2020	2021	% Change
Critical Illness Recovery Hospital
Number of hospitals – end of period(a)	101	99
Revenue (,000)	$1,020,147	$1,138,931	11.6%
Number of patient days(b)(c)	547,347	566,099	3.4%
Number of admissions(b)(d)	18,700	18,885	1.0%
Revenue per patient day(b)(e)	$1,853	$2,006	8.3%
Adjusted EBITDA (,000)	$178,313	$186,176	4.4%
Adjusted EBITDA margin	17.5%	16.3%
Rehabilitation Hospital
Number of hospitals – end of period(a)	29	30
Revenue (,000)	$350,686	$420,470	19.9%
Number of patient days(b)(c)	178,649	207,387	16.1%
Number of admissions(b)(d)	12,046	14,491	20.3%
Revenue per patient day(b)(e)	$1,778	$1,851	4.1%
Adjusted EBITDA (,000)	$66,174	$101,302	53.1%
Adjusted EBITDA margin	18.9%	24.1%
Outpatient Rehabilitation
Number of clinics – end of period(a)	1,757	1,833
Revenue (,000)	$422,387	$532,370	26.0%
Number of visits(b)(f)	3,464,932	4,505,015	30.0%
Revenue per visit(b)(g)	$105	$103	(1.9)%
Adjusted EBITDA (,000)	$20,840	$71,962	245.3%
Adjusted EBITDA margin	4.9%	13.5%
Concentra
Number of centers – end of period(b)	522	518
Revenue (,000)	$710,873	$879,212	23.7%
Number of visits(b)(f)	5,028,475	5,825,652	15.9%
Revenue per visit(b)(g)	$124	$125	0.8%
Adjusted EBITDA (,000)	$102,963	$219,075	112.8%
Adjusted EBITDA margin	14.5%	24.9%

(a)	Includes managed locations.

(b)	Excludes managed locations. For purposes of the Concentra segment, onsite clinics and community-based outpatient clinics are excluded.

(c)	Each patient day represents one patient occupying one bed for one day during the periods presented.

(d)	Represents the number of patients admitted to Select Medical’s hospitals during the periods presented.

(e)	Represents the average amount of revenue recognized for each patient day. Revenue per patient day is calculated by dividing patient service revenues, excluding revenues from certain other ancillary and outpatient services provided at Select Medical’s hospitals, by the total number of patient days.

(f)	Represents the number of visits in which patients were treated at Select Medical’s outpatient rehabilitation clinics and Concentra centers during the periods presented.

(g)	Represents the average amount of revenue recognized for each patient visit. Revenue per visit is calculated by dividing patient service revenue, excluding revenues from certain other ancillary services, by the total number of visits. For purposes of this computation for the Concentra segment, patient service revenue does not include onsite clinics and community-based outpatient clinics.

IX. Net Income to Adjusted EBITDA Reconciliation

For the Three and Six Months Ended June 30, 2020 and 2021

(In thousands, unaudited)

The presentation of Adjusted EBITDA is important to investors because Adjusted EBITDA is commonly used as an analytical indicator of performance by investors within the healthcare industry. Adjusted EBITDA is used to evaluate financial performance and determine resource allocation for each of Select Medical’s operating segments. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to, or substitute for, net income, income from operations, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying definitions, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

The following table reconciles net income to Adjusted EBITDA for Select Medical. Adjusted EBITDA is used by Select Medical to report its segment performance. Adjusted EBITDA is defined as earnings excluding interest, income taxes, depreciation and amortization, gain (loss) on early retirement of debt, stock compensation expense, gain (loss) on sale of businesses, and equity in earnings (losses) of unconsolidated subsidiaries.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2021	2020	2021
Net income	$67,486	$196,208	$137,934	$333,422
Income tax expense	23,336	65,681	45,248	110,745
Interest expense	37,366	33,888	83,473	68,290
Interest income	—	—	—	(4,749)
Gain on sale of businesses	(346)	—	(7,547)	—
Equity in earnings of unconsolidated subsidiaries	(8,324)	(11,809)	(10,912)	(21,728)
Income from operations	119,518	283,968	248,196	485,980
Stock compensation expense:
Included in general and administrative	5,451	5,620	10,888	11,080
Included in cost of services	1,512	1,479	2,978	2,728
Depreciation and amortization	52,271	50,954	104,023	100,574
Adjusted EBITDA	$178,752	$342,021	$366,085	$600,362

Critical illness recovery hospital(a)	$89,743	$72,904	$178,313	$186,176
Rehabilitation hospital	27,605	50,768	66,174	101,302
Outpatient rehabilitation	(6,282)	45,633	20,840	71,962
Concentra(b)	41,497	137,060	102,963	219,075
Other(c)(d)	26,189	35,656	(2,205)	21,847
Adjusted EBITDA	$178,752	$342,021	$366,085	$600,362

(a)	For the six months ended June 30, 2021, Adjusted EBITDA included other operating income of $17.9 million. The other operating income related to the outcome of litigation with the Centers for Medicare & Medicaid Services.

(b)	For both the three and six months ended June 30, 2021, Adjusted EBITDA included other operating income of $32.3 million. For both the three and six months ended June 30, 2020, Adjusted EBITDA included other operating income of $0.8 million. The other operating income related to the recognition of payments received under the Provider Relief Fund.

(c)	For the three and six months ended June 30, 2021, Adjusted EBITDA included other operating income of $65.8 million and $81.9 million, respectively. For both the three and six months ended June 30, 2020, Adjusted EBITDA included other operating income of $54.2 million. The other operating income related to the recognition of payments under the Provider Relief Fund.

(d)	Other primarily includes general and administrative costs and other operating income, as discussed further above.

X. Reconciliation of Earnings per Common Share to Adjusted Earnings per Common Share

For the Three and Six Months Ended June 30, 2020 and 2021

(In thousands, except per share amounts, unaudited)

Adjusted net income attributable to common shares and adjusted earnings per common share are not measures of financial performance under GAAP. Items excluded from adjusted net income attributable to common shares and adjusted earnings per common share are significant components in understanding and assessing financial performance. Select Medical believes that the presentation of adjusted net income attributable to common shares and adjusted earnings per common share are important to investors because they are reflective of the financial performance of Select Medical’s ongoing operations and provide better comparability of its results of operations between periods. Adjusted net income attributable to common shares and adjusted earnings per common share should not be considered in isolation or as alternatives to, or substitutes for, net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because adjusted net income attributable to common shares and adjusted earnings per common share are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, adjusted net income attributable to common shares and adjusted earnings per common share as presented may not be comparable to other similarly titled measures of other companies.

The following tables reconcile net income attributable to common shares and earnings per common share on a fully diluted basis to adjusted net income attributable to common shares and adjusted earnings per common share on a fully diluted basis.

	Three Months Ended June 30,
	2020	Per Share(a)	2021	Per Share(a)
Net income attributable to common shares(a)	$49,872	$0.39	$159,334	$1.22
Adjustments:(b)
Gain on sale of businesses, net of tax effect of $88	(249)	(0.01)	—	—
Adjusted net income attributable to common shares	$49,623	$0.38	$159,334	$1.22

	Six Months Ended June 30,
	2020	Per Share(a)	2021	Per Share(a)
Net income attributable to common shares(a)	$101,179	$0.78	$266,190	$2.04
Adjustments:(b)
Gain on sale of businesses, net of tax effect of $3,507	(3,900)	(0.03)	—	—
Adjusted net income attributable to common shares	$97,279	$0.75	$266,190	$2.04

(a)	Net income attributable to common shares and earnings per common share are calculated based on the weighted average common shares outstanding, as presented in table III.

(b)	Adjustments to net income attributable to common shares include estimated income tax and non-controlling interest impacts and are calculated based on the diluted weighted average common shares outstanding. The estimated income tax impact, which is determined using tax rates based on the nature of the adjustment and the jurisdiction in which the adjustment occurred, includes both current and deferred income tax expense or benefit.

XI. Net Income to Adjusted EBITDA Reconciliation

Business Outlook for the Year Ending December 31, 2021

(In millions, unaudited)

The following is a reconciliation of full year 2021 Adjusted EBITDA expectations as computed at the low and high points of the range to the closest comparable GAAP financial measure. Refer to table IX for the definition of Adjusted EBITDA and a discussion of Select Medical’s use of Adjusted EBITDA in evaluating financial performance. Each item presented in the below table is an estimation of full year 2021 expectations.

	Range
	Low	High
Non-GAAP Measure Reconciliation
Net income attributable to Select Medical	$394	$417
Net income attributable to non-controlling interests	94	94
Net income	488	511
Income tax expense	163	170
Interest income	(5)	(5)
Interest expense	138	138
Equity in earnings of unconsolidated subsidiaries	(43)	(43)
Income from operations	741	771
Stock compensation expense	28	28
Depreciation and amortization	201	201
Adjusted EBITDA	$970	$1,000